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                                                                    EXHIBIT 20.2

       [Text of Proxy to be sent to shareholders of Great Falls Bancorp]



GREAT FALLS BANCORP
55 Union Boulevard
Totowa, New Jersey  07512


                   PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Toby W. Giardiello, Naqi A. Naqvi and Robin A. Peterson, and each of them as the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of GREAT FALLS BANCORP to be held at the main office of Great Falls Bank, 55 Union Boulevard, Totowa, New Jersey, on Tuesday, December 19, 1995, at 4:00 P.M., and at any adjournment thereof, on all matters coming before such meeting. The undersigned acknowledges receipt of a Notice of Special Meeting of the stockholders of Great Falls Bancorp to be held on the date, time and place referenced above.

1. TO APPROVE THE ACQUISITION AGREEMENT AND PLAN OF ACQUISITION, EACH DATED AUGUST 16, 1995, BETWEEN BERGEN COMMERCIAL BANK AND GREAT FALLS BANCORP, PURSUANT TO WHICH GREAT FALLS BANCORP WILL ACQUIRE ALL OF THE OUTSTANDING COMMON STOCK OF BERGEN COMMERCIAL BANK AND THE SHAREHOLDERS OF BERGEN COMMERCIAL BANK WILL RECEIVE 1.7 SHARES OF COMMON STOCK OF GREAT FALLS BANCORP FOR EACH OUTSTANDING SHARE OF COMMON STOCK OF BERGEN COMMERCIAL BANK, ALL AS MORE FULLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS DATED NOVEMBER 13, 1995.


          [  ]  FOR       [  ]  AGAINST       [  ]  ABSTAIN


2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

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This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposal 1 and the Proxies will be authorized to vote this Proxy in their discretion upon such other business as may properly come before the meeting.

               Please sign below exactly as name appears on the left. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer.
               If a partnership or a limited liability company, please sign in partnership or limited liability company name by authorized persons.


               _________________________________________________
                                   Signature

               _________________________________________________
                                   Signature

               DATED:_______________________, 1995

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                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                  PROMPTLY USING THE ENCLOSED ENVELOPE
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